MID PENN BANK
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

      THIS AGREEMENT is made this 24th day of July, 2002, by and between Mid Penn Bank, a state commercial bank located in Millersburg, Pennsylvania (the "Company"), and ALAN DAKEY (the "Executive").

                                  INTRODUCTION

      To encourage the Executive to remain an employee of the Company, the Company is willing to provide to the Executive a deferred compensation opportunity. The Company will pay the Executive's benefits from the Company's general assets.

                                    AGREEMENT

      The Executive and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

            1.1.1 "CHANGE OF CONTROL" shall mean any of the following:

                  (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the

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      combined voting power of the Corporation's then outstanding securities or announces a tender offer or exchange offer for securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities; or

                  (B) the liquidation or dissolution of the Corporation or the Company or the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Corporation or the Company to an entity which is not a direct or indirect subsidiary of the Corporation; or

                  (C) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock ("Common Stock") would be converted into cash, securities or other property, UNLESS, in case of either (a) or
      (b), the holders of Corporation Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

                  (D) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation, or similar transaction of the Corporation, or before any connected series of such transactions, if, upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease or, in the case of the execution of an agreement for such transaction or transactions, it is contemplated in such agreement that upon consummation such persons would cease, to constitute a majority of the Board of Directors of the Corporation or, in a case where the Corporation

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      does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or

                  (E) any other event which is at any time designated as a "Change of Control" for purposes of this Agreement by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change of Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of Executive.

            Notwithstanding anything else to the contrary set forth in this Agreement, if (i) an agreement is executed by the Corporation or the Company providing for any of the transactions or events constituting a Change of Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Director's membership on the Company's Board did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Agreement it shall be as though such agreement was never executed and no Change of Control event shall be deemed to have occurred as a result of the execution of such agreement.

            1.1.2 "CODE" means the Internal Revenue Code of 1986, as amended.

            1.1.3 "COMPENSATION" means the total salary and bonus paid to the Executive during a Plan Year.

            1.1.4 "CORPORATION" means Mid Penn Bancorp, Inc.

            1.1.5 "DISABILITY" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance

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      policy covering the Executive, or by the Social Security Administration,
      to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

            1.1.6 "ELECTION FORM" means the Form attached as Exhibit A.

            1.1.7 "DEFERRALS" means the amount of the Executive's Compensation, which the Executive elects to defer according to this Agreement.

            1.1.8 "NORMAL BENEFIT AGE" means the Executive's 62nd birthday.

            1.1.9 "NORMAL BENEFIT DATE" means the later of the Normal Benefit Age or the Executive's Termination of Employment.

            1.1.10 "TERMINATION OF EMPLOYMENT" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

                                    ARTICLE 2
                                DEFERRAL ELECTION

      2.1 INITIAL ELECTION. The Executive shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within 30 days after the Effective Date of this Agreement. The Election Form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Election Form is received by the Company.

      2.2 ELECTION CHANGES

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            2.2.1 GENERALLY. UPON THE COMPANY'S APPROVAL, the Executive may
      modify the amount of Compensation to be deferred annually by filing a new Election Form with the Company prior to the beginning of the Plan Year in which the Compensation is to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Election Form is received and approved by the Company.

            2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Company, may reduce future deferrals under this Agreement.

                                    ARTICLE 3
                                DEFERRAL ACCOUNT

      3.1 ESTABLISHING AND CREDITING. The Company shall establish a Deferral Account on its books for the Executive, and shall credit to the Deferral Account the following amounts:

            3.1.1 DEFERRALS. The Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

            3.1.2 INTEREST. Interest is to be compounded semi-annually on the account balance using an annual rate equal to 8%.

      3.2 STATEMENT OF ACCOUNTS. The Company shall provide to the Executive, within one hundred twenty (120) days after each anniversary of this Agreement, a statement setting forth the Deferral Account balance.

      3.3 ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The

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Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    ARTICLE 4
                                LIFETIME BENEFITS

      4.1 NORMAL TERMINATION BENEFIT. Upon the Executive's Normal Benefit Date, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

            4.1.1 AMOUNT OF BENEFIT. The benefit under this Section 4.1 is the Deferral Account balance at the Executive's Termination of Employment.

            4.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive [OPTION 1] in a lump sum [OPTION 2] in equal monthly installments over 10 years commencing on the first day of the month following the Executive's Normal Benefit Date. The Company shall amortize the Deferral Account balance using the interest rate described in Section 3.1.2.

      4.2 EARLY TERMINATION BENEFIT. If the Executive terminates Employment as an Executive before the Normal Benefit Age for reasons other than death or Disability, the Company shall pay to the Executive the benefit described in this
Section 4.2. in lieu of any other benefit under this Agreement.

            4.2.1 AMOUNT OF BENEFIT. The benefit under this Section 4.2 is Deferral Account balance at the Executive's Normal Benefit Age. Interest shall be credited to the account between the Executive's date of Termination of Employment and his Normal Benefit Age as specified in
      Section 3.1.2.

            4.2.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive

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      [OPTION 1] in a lump sum [OPTION 2] in equal monthly installments over 10 years commencing on the first day of the month following the Executive's Normal Benefit Age. The Company shall continue to credit interest as described in Section 3.1.2 on the balance of the Deferral Account until all payments have been distributed.

      4.3 DISABILITY BENEFIT. Upon Termination of Employment for Disability prior to the Normal Benefit Age, the Company shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.

            4.3.1 AMOUNT OF BENEFIT. The benefit under this Section 4.3 is the Deferral Account balance at the Executive's Termination of Employment.

            4.3.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive [OPTION 1] in a lump sum [OPTION 2] in equal monthly installments over 15 years commencing on the first day of the month following the Executive's Termination of Employment. The Company shall continue to credit interest as described in Section 3.1.2 on the balance of the Deferral Account until all payments have been distributed.

      4.4 CHANGE OF CONTROL BENEFIT. Upon a Change of Control while the Executive is in the active employment of the Company, the Company shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

            4.4.1 AMOUNT OF BENEFIT. The benefit under this Section 4.4 is the Deferral Account balance at the date of the Executive's Termination of Employment.

            4.4.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the Executive [OPTION 1] in a lump sum [OPTION 2] in equal monthly installments over 15 years commencing on the first day of the month following the Executive's Termination of Employment. The Company shall continue to credit interest as described in Section 3.1.2

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      on the balance of the Deferral Account until all payments have been distributed.

      4.5 HARDSHIP DISTRIBUTION. Upon the Company's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Company, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5
                                 DEATH BENEFITS

      5.1 DEATH PRIOR TO COMMENCEMENT OF BENEFIT PAYMENTS. If the Executive dies prior to commencement of benefit payments, the Company shall pay to the Executive's beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Agreement.

            5.1.1 AMOUNT OF BENEFIT. The benefit amount under Section 5.1 is the Deferral Account balance at the time of the Executive's death.

            5.1.2 PAYMENT OF BENEFIT. The Company shall pay the benefit to the beneficiary [OPTION 1] in a lump sum [OPTION 2] in equal monthly installments over 10 years commencing on the first day of the month following the Executive's death. The Company shall amortize the Deferral Account balance as described in 3.1.2.

      5.2 DEATH DURING BENEFIT PERIOD. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

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                                    ARTICLE 6
                                  BENEFICIARIES

      6.1 BENEFICIARY DESIGNATIONS. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

      6.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 7
                               GENERAL LIMITATIONS

      In lieu of any other benefit under this Agreement, the Company shall pay the Executive (or his beneficiary if applicable) the Executive's Deferral Account Balance in a lump sum within 60 days following Executive's Termination of Employment under the following conditions:

      7.1 TERMINATION FOR CAUSE. If the Company terminates the Executive's employment as a Executive for:

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            7.1.1 Gross negligence or gross neglect of duties;

            7.1.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

            7.1.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's Employment and resulting in an adverse financial effect on the Company.

      7.2 SUICIDE. If the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    ARTICLE 8
                          CLAIMS AND REVIEW PROCEDURES

      8.1 CLAIMS PROCEDURE. A Participant or beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

            8.1.1 INITIATION - WRITTEN CLAIM. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

            8.1.2 TIMING OF COMPANY RESPONSE. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

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            8.1.3 NOTICE OF DECISION. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)   The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Plan on which the denial is based,

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  (d) An explanation of the Plan's review procedures and the time limits applicable to such procedures, and

                  (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

      8.2 REVIEW PROCEDURE. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

            8.2.1 INITIATION - WRITTEN REQUEST. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

            8.2.2 ADDITIONAL SUBMISSIONS - INFORMATION ACCESS. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

            8.2.3 CONSIDERATIONS ON REVIEW. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim,

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      without regard to whether such information was submitted or considered in the initial benefit determination.

            8.2.4 TIMING OF COMPANY RESPONSE. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            8.2.5 NOTICE OF DECISION. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)   The specific reasons for the denial,

                  (b) A reference to the specific provisions of the Plan on which the denial is based,

                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 9
                           AMENDMENTS AND TERMINATION

      This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.1 BINDING EFFECT. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

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      10.2 NO GUARANTEE OF EMPLOYMENT. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

      10.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

      10.4 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      10.5 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

      10.6 UNFUNDED ARRANGEMENT. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

      10.7 REORGANIZATION. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

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      10.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

      10.9 ADMINISTRATION. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

            10.9.1 Interpreting the provisions of the Agreement;

            10.9.2 Establishing and revising the method of accounting for the Agreement;

            10.9.3 Maintaining a record of benefit payments; and

            10.9.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

      IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                                 COMPANY:

                                           MID PENN BANK

  /s/ Alan Dakey                           By /s/  [ILLEGIBLE]
----------------------                        -------------------------------
      Alan Dakey                              Title Director

      By execution hereof, Mid Penn Bancorp, Inc. consents to and agrees to be bound by the terms and condition of this Agreement.

ATTEST:                                    CORPORATION:
                                           MID PENN BANCORP, INC.

/s/  [ILLEGIBLE]                           By /s/  [ILLEGIBLE]
----------------------                        -------------------------------
                                           Title
                                                 ----------------------------

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                                    EXHIBIT A
                                  MID PENN BANK
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

                                DEFERRAL ELECTION

I elect to defer my compensation received from the Company, as follows:

                  -------------------------------------------

                               AMOUNT OF DEFERRAL
                  -------------------------------------------

                  [INITIAL AND COMPLETE ONE]

                   [ ]     I elect to defer ________% of my
                           compensation each year (excluding
                           bonuses)

                   [ ]     I elect to defer ________% of my
                           compensation and bonuses each
                           year

                   [X]     I elect to defer $20000 per year

                   [ ]     I elect not to defer any of my
                           compensation

                  -------------------------------------------

I understand that I may change the amount and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company.

Signature     /s/ Alan Dakey
          -----------------------

Date 7-24-02

Accepted by the Company this 24th day of July, 2002.

By /s/  [ILLEGIBLE]
   ---------------------------
   Title Director

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                             BENEFICIARY DESIGNATION

                                  MID PENN BANK
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT

I designate the following as beneficiary of benefits under the Executive Deferred Compensation Agreement payable following my death:

Primary:         DIANA G. DAKEY

Contingent:       JANET DAKEY 50%
                  ERIC DAKEY  50%

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(S)
   AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature       /s/ Alan Dakey
          --------------------------

Date 7-24-02

Accepted by the Company this 24th day of July, 2002.

By /s/  [ILLEGIBLE]
   ---------------------------
Title
      ------------------------

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